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                                                                   EXHIBIT 10.07

                   FIRST AMENDMENT TO BUSINESS PROPERTY LEASE

         THIS FIRST AMENDMENT TO BUSINESS PROPERTY LEASE is entered into this _____ day of __________, 2003, between 99-MAPLE PARTNERSHIP ("Lessor") and WEST TELEMARKETING CORPORATION ("Lessee").

                                    RECITALS

         Lessor and Lessee are parties to that certain Business Property Lease dated as of September 1, 1994 (which Business Property Lease is referred to herein as the "Lease"), pursuant to which Lessor leased to Lessee that certain building commonly known as West 1, located at 9910 Maple Street in Omaha, Nebraska and legally described on the survey attached to the Lease (the "Premises"). The Lease is scheduled to expire on August 31, 2004, and Landlord and Tenant wish to extend the term of the Lease, as hereinafter provided.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

         1. Lease Term. The term of the Lease shall be, and it hereby is, extended through August 31, 2014.

         2. Base Rent. Lessor and Lessee acknowledge and agree that the total floor area of the Premises is 43,000 square feet. Consistent with the foregoing, Section 2 of the Lease is hereby deleted in its entirety and replaced with the following provision:

                  2. BASE RENT. In consideration of the foregoing demise, the Lessee hereby covenants to perform the agreements hereby imposed, and to pay the Lessor as base rental for said premises the following amounts:

    Lease Period          Per Square Foot         Annual          Monthly
    ------------          ---------------         ------          -------
September 1, 2004 to           $15.50          $666,500.00      $55,541.67
September 1, 2009

September 1, 2009 to           $17.00          $731,000.00      $60,916.67
September 1, 2014

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                  Said base rental shall be payable monthly in advance, on the first day of each successive month, at the office of 99-Maple Partnership, c/o Mary E. West, 9746 Ascot Drive, Omaha, Nebraska, or at such other place as the Lessor shall direct.


         3. Triple Net Lease. Section 23 of the Lease is hereby deleted in its entirety and replaced with the following provision:

                  23. TRIPLE NET LEASE. Lessee shall pay all real estate and personal property taxes and assessments of any kind or nature relating to the Premises prior to delinquency; shall pay all utilities, sewer use fees and other similar charges relating to the Premises; shall procure and keep in full force and effect all fire, casualty, and liability insurance policies for the Premises and shall pay all premiums therefor; and shall provide and pay for all repairs and maintenance relating to the Premises. It is the purpose and intent of Lessor and Lessee that the base rental payable herein shall be absolutely net to Lessor so that this Lease shall yield to Lessor the base rental specified in each year during the term of this Lease free of any real estate and property taxes, special assessments, charges for utilities, repairs and maintenance expense, and insurance premiums and Lessor shall not be expected or required to pay any such taxes, utility charges, assessments or insurance premiums and any and all costs, expenses and obligations of any kind relating to the repair and maintenance of the Premises, which may have arisen or become due under the terms of this Lease shall be paid by Lessee, and Lessor shall be indemnified and saved harmless by Lessee from and against such charges, taxes, assessments, costs, expenses and obligations of any kind whatsoever.

         3. Continuing Effect. Subject only to the amendments expressly set forth in this First Amendment to Business Property Lease, all terms and conditions of the Lease continue in full force and effect.

         IN WITNESS WHEREOF, this First Amendment to Business Property Lease has been executed by the undersigned parties as of the date first set forth above.

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                         LANDLORD: 99-MAPLE PARTNERSHIP,

                                   By: /s/ Gary West
                                       ---------------------------------
                                   Name: _____________________________________
                                         Title: ______________________________

                         TENANT:   WEST TELEMARKETING CORPORATION,
                                   a Delaware corporation

                                   By: /s/ Thomas B. Barker
                                       ---------------------------------
                                   Name: Thomas B. Barker
                                   Title: President & CEO